EXHIBIT 23.1  CONSENT OF EXPERTS


                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Beckstead and Watts, LLP
Certified Public Accountants
----------------------------
                                                         3340 Wynn Road, Suite C
                                                             Las Vegas, NV 89102
                                                                    702.257.1984
                                                                702.362.0540 fax

November 18, 2002


To Whom It May Concern:

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) which grants an aggregate of 40,000,000 Shares of Common stock of ModernGroove Entertainment, Inc., under a certain "Executive Compensation and Management Consulting Services Agreements" with
Mr. Zack Bair, Mr. Tim DeWitt, Mr. Walt Riddick, Mr. Frank Merhib, Mr. Stephen Doppler, Mr. Norman Olshansky, Mr. T. J. Jesky, Mr. Brian Kitts, Mr. Paul Cugno and Mr. Frank Carino and to the incorporation by reference therein of our future reports for the Company, as we are replaced the former accountant, who died. The former accountant for the Company, who died on January 27, 2001, prepared the financial reports dated December 31, 1999, and March 31, 2000 and June 30, 2000, and September 30, 2000, with respect to the consolidated financial statements of the Company included in its Registration Statement and annual report on Form 10-SB and Form 10-KSB and the quarterly report filed with the Securities and Exchange Commission.


/s/ G. Brad Beckstead
----------------------
G. Brad Beckstead, CPA

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